EXHIBIT 21.1

LIST OF SUBSIDIARIES

Name	Jurisdiction of Incorporation
Molina Healthcare Data Center, Inc.	New Mexico
Molina Healthcare of Arizona, Inc.*	Arizona
Molina Healthcare of California	California
Molina Healthcare of California Partner Plan, Inc.	California
Molina Healthcare of Florida, Inc.	Florida
Molina Healthcare of Georgia, Inc.*	Georgia
Molina Healthcare of Illinois, Inc.	Illinois
Molina Healthcare of Iowa, Inc. *	Iowa
Molina Healthcare of Maryland, Inc.*	Maryland
Molina Healthcare of Michigan, Inc.	Michigan
Molina Healthcare of Mississippi, Inc.*	Mississippi
Molina Healthcare of New Mexico, Inc.	New Mexico
Molina Healthcare of New York, Inc.*	New York
Molina Healthcare of North Carolina, Inc.*	North Carolina
Molina Healthcare of Ohio, Inc.	Ohio
Molina Healthcare of Oklahoma, Inc.*	Oklahoma
Molina Healthcare of Pennsylvania, Inc.*	Pennsylvania
Molina Healthcare of Puerto Rico, Inc.	Puerto Rico/Nevada
Molina Healthcare of South Carolina, LLC	South Carolina
Molina Healthcare of Texas, Inc.	Texas
Molina Healthcare of Texas Insurance Company^	Texas
Molina Healthcare of Utah, Inc.	Utah
Molina Healthcare of Virginia, Inc.	Virginia
Molina Healthcare of Washington, Inc.	Washington
Molina Healthcare of Wisconsin, Inc.	Wisconsin
Molina Health Plan Management, Inc.*	New York
Molina Hospital Management, Inc.	California
Molina Information Systems, LLC, dba Molina Medicaid Solutions	California
Molina Youth Academy	California
Molina Medical Management, Inc.	California
Easy Care MSO, LLC~	California
Molina Pathways, LLC	Delaware
Molina Pathways of Ohio, LLC+*	Ohio
Molina Pathways of Texas, Inc.+	Texas
Molina Personal Care of Texas, Inc.+ *	Texas
Molina Personal Care of South Carolina, Inc.+*	South Carolina
Synergy Partners, L.L.C.+	Michigan
Pathways Health and Community Support LLC+	Delaware
AmericanWork, Inc.-	Delaware
A to Z In-Home Tutoring LLC-	Nevada
Children's Behavioral Health, Inc.-	Pennsylvania
Choices Group, Inc.-	Delaware

EXHIBIT 21.1

College Community Services-	California
Dockside Services, Inc.-	Indiana
Family Builders, Inc.- *	Arizona
Family Preservation Services, Inc.-	Virginia
Family Preservation Services of Florida, Inc.-	Florida
Family Preservation Services of North Carolina, Inc.-	North Carolina
Family Preservation Services of Washington D.C., Inc.-	District of Columbia
Family Preservation Services of West Virginia, Inc.-	West Virginia
Maple Star Nevada, Inc.-	Nevada
Maple Star Oregon, Inc.-	Oregon
Pathways Community Corrections, Inc.-	Delaware
Camelot Care Centers, Inc.>	Illinois
Pathways Community Services LLC-	Delaware
Pathways Community Services LLC-	Pennsylvania
Pathways of Massachusetts LLC-	Delaware
Pathways of Washington, Inc.-	Washington
Pathways Health and Community Support of Florida, Inc.-	Florida
Pathways of Arizona, Inc.-	Arizona
Pathways of Idaho LLC-	Delaware
Pathways of Alabama, Inc.-	Alabama
Pathways of Delaware, Inc.-	Delaware
Pathways of Maine, Inc.-	Maine
Pathways of Oklahoma, Inc.-	Oklahoma
Pathways Community Support of Texas, Inc.-	Texas
The RedCo Group, Inc.-	Pennsylvania
Raystown Developmental Services, Inc./	Pennsylvania
Transitional Family Services, Inc.-	Georgia
W.D. Management, LLC-	Missouri

*	Non-operational entity

^	Wholly owned subsidiary of Molina Healthcare of Texas, Inc.

+	Wholly owned subsidiary of Molina Pathways, LLC

~	Partially owned subsidiary of Molina Medical Management, Inc.

-	Wholly owned subsidiary of Pathways Health and Community Support LLC

/	Wholly owned subsidiary of The RedCo Group, Inc.

>	Wholly owned subsidiary of Pathways Community Corrections, Inc.